Exhibit 99

NextEra Energy, Inc. Media Line: (305) 552-3888 July 26, 2012 FOR IMMEDIATE RELEASE

NextEra Energy announces second quarter earnings for 2012

•	Florida Power & Light Company earnings driven by increased investments, which help to provide typical residential customers with the lowest bills in Florida and high reliability

•	NextEra Energy Resources executing well on largest-ever backlog of contracted renewables projects

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2012 second quarter net income on a GAAP basis of $607 million, or $1.45 per share, compared with $580 million, or $1.38 per share, in the second quarter of 2011. On an adjusted basis, NextEra Energy's earnings were $527 million, or $1.26 per share, compared with $500 million, or $1.18 per share, in the second quarter of 2011. Adjusted earnings exclude the mark-to-market effects of non-qualifying hedges and the net effect of other than temporary impairments (OTTI) on certain investments, both of which primarily relate to the business of NextEra Energy Resources, LLC and its affiliated entities.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the Board of Directors, and as an input in determining whether performance goals are met for performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. NextEra Energy management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income, which is the most directly comparable GAAP measure.

“NextEra Energy continued to deliver solid results in the second quarter of 2012,” said NextEra Energy President and CEO Jim Robo. “At Florida Power & Light Company, earnings growth was driven by our record investments in the business, which will further enhance a customer value proposition that already delivers exceptional reliability and the lowest typical residential bill in the state. At NextEra Energy Resources, we are executing well on our largest-ever backlog of contracted renewables projects.”

Florida Power & Light Company
NextEra Energy's principal rate-regulated utility subsidiary, Florida Power & Light Company, reported second quarter net income of $353 million, or $0.85 per share, compared with $301 million, or $0.72 per share, in the prior-year's comparable quarter.

The main driver of FPL's growth was continued investment in the business, including investments in new, more efficient power generation. The company expects these investments will produce significant customer benefits in the form of lower fuel costs, enhanced reliability, and cleaner air. During the quarter, the company invested roughly $1.1 billion of the approximately $4.1 billion the company expects to invest in 2012.

Overall, underlying usage grew by 1.7 percent over the same quarter last year, the third consecutive increase. Since the second quarter of 2011, FPL's customer base grew by approximately 27,000, marking the ninth consecutive quarterly increase.

During the second quarter, the Nuclear Regulatory Commission approved FPL's license amendment request for the nuclear uprate programs at Turkey Point units 3 and 4 and at St. Lucie Unit 1. FPL expects these programs, along with the current program underway at St. Lucie Unit 2, to provide approximately 490 megawatts of additional zero-emission generation, while saving customers an estimated $3.8 billion in fossil fuel costs over the life of the projects.

FPL has submitted a base rate increase request with the Florida Public Service Commission. If granted, the base portion of the typical residential customer's bill is expected to increase by $7.09 per month, or roughly 23 cents per day, with a net total bill impact of $1.41 per month, or 5 cents per day. The quality of service hearings are scheduled to conclude on August 8 and the technical hearing is scheduled to begin August 20. The staff recommendation and commission rulings on revenue requirements and rates are expected in the fourth quarter.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported second quarter net income on a GAAP basis of $251 million, or $0.60 per share, compared with $239 million, or $0.57 per share, in the prior-year's comparable quarter. On an adjusted basis, NextEra Energy Resources' earnings were $173 million, or $0.41 per share, compared with $159 million, or $0.37 per share, in the second quarter of 2011.

The increase in NextEra Energy Resources' adjusted earnings was primarily driven by contributions from new investments. Earnings from existing assets declined 9 cents versus the second quarter last year due in large part to less favorable wind resource when compared to the same quarter last year. This decrease was offset by the fact that last year's second quarter results were reduced by 8 cents from asset impairment charges.

Overall, the business remains on track to add approximately 1,300 megawatts of new U.S. wind assets to the portfolio in 2012 and approximately 600 megawatts of contracted Canadian wind between 2012 and 2015. The business also remains on track to add roughly 900 megawatts of contracted solar generation to the portfolio between 2012 and 2016.

Outlook
For 2012, NextEra Energy currently expects full-year adjusted earnings per share to be in the range of $4.35 to $4.65. It also continues to expect that adjusted earnings per share in 2014 will be in the range of $5.05 to $5.65.

NextEra Energy's adjusted earnings exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges and net other than temporary impairment losses on securities held in NextEra Energy Resources' nuclear decommissioning funds, none of which can be determined at this time. In addition, NextEra Energy's adjusted earnings expectations assume, among other things: normal weather and operating conditions; no further significant decline in the national or the Florida economy; supportive commodity markets; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no acquisitions or divestitures; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's second quarter earnings conference call is scheduled for 9 a.m. ET on July 26, 2012. The webcast is available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/investors. The slides and news release accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors beginning at 7:30 a.m. ET today. For those unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with revenues of more than $15.3 billion, more than 41,000 megawatts of generating capacity, and approximately 15,000 employees in 24 states and Canada as of year-end 2011. Headquartered in Juno Beach, Fla., NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 4.6 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the country, and NextEra Energy Resources, LLC, which together with its affiliated entities is the largest generator in the United States of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “will likely result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; risks of disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to or elimination of governmental incentives that support renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources); impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of OTC financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased cost of operations and exposure to liabilities attributable to environmental laws and regulations applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; risks associated with threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; risk of lack of availability of adequate insurance coverage for protection of NextEra Energy and FPL against significant losses; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's hedging and trading procedures and associated risk management tools to protect against significant losses; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; risks to NextEra Energy and FPL of failure of counterparties to perform under derivative contracts or of requirement for NextEra Energy and FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's and FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses of compromise of sensitive customer data; risks to NextEra Energy and FPL of volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; risk of impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's and FPL's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2011 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary

Three Months Ended June 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.

Operating Revenues	$2,580	$1,030	$57	$3,667

Operating Expenses
Fuel, purchased power and interchange	1,086	141	9	1,236
Other operations and maintenance	442	324	29	795
Impairment charges	—	—	—	—
Depreciation and amortization	125	200	10	335
Taxes other than income taxes and other	265	11	3	279
Total operating expenses	1,918	676	51	2,645

Operating Income	662	354	6	1,022

Other Income (Deductions)
Interest expense	(107)	(126)	(37)	(270)
Equity in earnings (losses) of equity method investees	—	5	(1)	4
Allowance for equity funds used during construction	12	—	6	18
Interest income	2	7	13	22
Gains on disposal of assets - net	—	57	—	57
Other - net	(1)	(3)	1	(3)
Total other income (deductions) - net	(94)	(60)	(18)	(172)

Income (Loss) Before Income Taxes	568	294	(12)	850
Income Tax Expense (Benefit)	215	43	(15)	243
Net Income	$353	$251	$3	$607

Reconciliation of Net Income to Adjusted Earnings:
Net Income	$353	$251	$3	$607
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(63)	(2)	(65)
Other than temporary impairment losses - net	—	(15)	—	(15)
Adjusted Earnings	$353	$173	$1	$527

Earnings Per Share (assuming dilution)	$0.85	$0.60	—	$1.45
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(0.15)	—	(0.15)
Other than temporary impairment losses - net	—	(0.04)	—	(0.04)
Adjusted Earnings Per Share	$0.85	$0.41	—	$1.26
Weighted-average shares outstanding (assuming dilution)				417

NextEra Energy Resources' (NEER) financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary

Three Months Ended June 30, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.

Operating Revenues	$2,801	$1,105	$55	$3,961

Operating Expenses
Fuel, purchased power and interchange	1,304	236	17	1,557
Other operations and maintenance	434	315	22	771
Impairment charges	—	51	—	51
Depreciation and amortization	212	189	7	408
Taxes other than income taxes and other	280	(15)	2	267
Total operating expenses	2,230	776	48	3,054

Operating Income	571	329	7	907

Other Income (Deductions)
Interest expense	(96)	(135)	(25)	(256)
Equity in earnings (losses) of equity method investees	—	18	—	18
Allowance for equity funds used during construction	9	—	1	10
Interest income	—	6	10	16
Gains on disposal of assets - net	—	25	—	25
Other - net	1	6	—	7
Total other income (deductions) - net	(86)	(80)	(14)	(180)

Income (Loss) Before Income Taxes	485	249	(7)	727
Income Tax Expense (Benefit)	184	10	(47)	147
Net Income	$301	$239	$40	$580

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income	$301	$239	$40	$580
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(78)	—	(78)
Other than temporary impairment losses - net	—	(2)	—	(2)

Adjusted Earnings	$301	$159	$40	$500

Earnings Per Share (assuming dilution)	$0.72	$0.57	$0.09	$1.38
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(0.19)	—	(0.19)
Other than temporary impairment losses - net	—	(0.01)	—	(0.01)
Adjusted Earnings Per Share	$0.72	$0.37	$0.09	$1.18
Weighted-average shares outstanding (assuming dilution)				419

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary

Six Months Ended June 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.

Operating Revenues	$4,804	$2,120	$114	$7,038

Operating Expenses
Fuel, purchased power and interchange	2,021	371	26	2,418
Other operations and maintenance	879	645	47	1,571
Impairment charges	—	—	—	—
Depreciation and amortization	243	392	20	655
Taxes other than income taxes and other	518	7	3	528
Total operating expenses	3,661	1,415	96	5,172

Operating Income	1,143	705	18	1,866
Other Income (Deductions)
Interest expense	(210)	(254)	(72)	(536)
Equity in earnings (losses) of equity method investees	—	2	(1)	1
Allowance for equity funds used during construction	22	—	9	31
Interest income	3	13	26	42
Gains (losses) on disposal of assets - net	—	67	—	67
Other - net	(3)	3	(4)	(4)
Total other income (deductions) - net	(188)	(169)	(42)	(399)

Income (Loss) Before Income Taxes	955	536	(24)	1,467
Income Tax Expense (Benefit)	363	64	(28)	399
Net Income	$592	$472	$4	$1,068

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income	$592	$472	$4	$1,068
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(100)	(2)	(102)
Other than temporary impairment losses - net	—	(17)	—	(17)

Adjusted Earnings	$592	$355	$2	$949

Earnings Per Share (assuming dilution)	$1.42	$1.13	$0.02	$2.57
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(0.24)	—	(0.24)
Other than temporary impairment losses - net	—	(0.04)	—	(0.04)
Adjusted Earnings Per Share	$1.42	$0.85	$0.02	$2.29
Weighted-average shares outstanding (assuming dilution)				416

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary

Six Months Ended June 30, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.

Operating Revenues	$5,047	$1,938	$109	$7,094

Operating Expenses
Fuel, purchased power and interchange	2,375	551	36	2,962
Other operations and maintenance	808	620	35	1,463
Impairment charges	—	51	—	51
Depreciation and amortization	354	370	16	740
Taxes other than income taxes and other	532	8	3	543
Total operating expenses	4,069	1,600	90	5,759
Operating Income	978	338	19	1,335

Other Income (Deductions)
Interest expense	(187)	(271)	(52)	(510)
Equity in earnings (losses) of equity method investees	—	29	—	29
Allowance for equity funds used during construction	21	—	1	22
Interest income	1	11	25	37
Gains (losses) on disposal of assets - net	—	42	—	42
Other - net	(2)	9	1	8
Total other income (deductions) - net	(167)	(180)	(25)	(372)

Income (Loss) Before Income Taxes	811	158	(6)	963
Income Tax Expense (Benefit)	305	(146)	(44)	115

Net Income	$506	$304	$38	$848

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income	$506	$304	$38	$848
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	47	—	47
Other than temporary impairment losses - net	—	(3)	—	(3)

Adjusted Earnings	$506	$348	$38	$892

Earnings Per Share (assuming dilution)	$1.21	$0.73	$0.09	$2.03
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	0.11	—	0.11
Other than temporary impairment losses - net	—	(0.01)	—	(0.01)
Adjusted Earnings Per Share	$1.21	$0.83	$0.09	$2.13
Weighted-average shares outstanding (assuming dilution)				419

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary

June 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.

Property, Plant and Equipment
Electric utility plant in service and other property	$32,519	$19,345	$615	$52,479
Nuclear fuel	1,122	830	—	1,952
Construction work in progress	3,237	2,757	523	6,517
Less accumulated depreciation and amortization	(10,854)	(4,348)	(251)	(15,453)
Total property, plant and equipment - net	26,024	18,584	887	45,495

Current Assets
Cash and cash equivalents	26	163	106	295
Customer receivables, net of allowances	809	631	26	1,466
Other receivables	378	417	(253)	542
Materials, supplies and fossil fuel inventory	761	317	4	1,082
Regulatory assets:
Deferred clause and franchise expenses	91	—	—	91
Derivatives	316	—	—	316
Other	83	—	3	86
Derivatives	11	597	24	632
Other	159	169	16	344
Total current assets	2,634	2,294	(74)	4,854

Other Assets
Special use funds	2,867	1,204	—	4,071
Other investments	8	225	724	957
Prepaid benefit costs	1,112	—	(52)	1,060
Regulatory assets:
Securitized storm-recovery costs	483	—	—	483
Other	337	—	185	522
Derivatives	14	1,097	47	1,158
Other	176	1,350	264	1,790
Total other assets	4,997	3,876	1,168	10,041
Total Assets	$33,655	$24,754	$1,981	$60,390

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary

June 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	—	$(1,369)	$4
Additional paid-in capital	5,704	7,186	(7,360)	5,530
Retained earnings	4,605	5,258	581	10,444
Accumulated other comprehensive income (loss)	—	(112)	(78)	(190)
Total common shareholders' equity	11,682	12,332	(8,226)	15,788
Long-term debt	7,656	5,457	8,467	21,580
Total capitalization	19,338	17,789	241	37,368

Current Liabilities
Commercial paper	538	—	789	1,327
Short-term debt	—	188	—	188
Current maturities of long-term debt	451	404	900	1,755
Accounts payable	628	485	21	1,134
Customer deposits	512	5	—	517
Accrued interest and taxes	393	290	(58)	625
Derivatives	327	546	9	882
Accrued construction-related expenditures	240	244	13	497
Other	334	308	76	718
Total current liabilities	3,423	2,470	1,750	7,643

Other Liabilities and Deferred Credits
Asset retirement obligations	1,175	484	—	1,659
Accumulated deferred income taxes	5,010	1,316	(339)	5,987
Regulatory liabilities:
Accrued asset removal costs	2,030	—	—	2,030
Asset retirement obligation regulatory expense difference	1,736	—	—	1,736
Other	423	—	—	423
Derivatives	—	592	41	633
Deferral related to differential membership interests	—	1,471	—	1,471
Other	520	632	288	1,440
Total other liabilities and deferred credits	10,894	4,495	(10)	15,379

Commitments and Contingencies
Total Capitalization and Liabilities	$33,655	$24,754	$1,981	$60,390

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary

December 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric utility plant in service and other property	$31,564	$18,625	$579	$50,768
Nuclear fuel	1,005	790	—	1,795
Construction work in progress	2,601	2,068	320	4,989
Less accumulated depreciation and amortization	(10,916)	(3,914)	(232)	(15,062)
Total property, plant and equipment - net	24,254	17,569	667	42,490

Current Assets
Cash and cash equivalents	36	166	175	377
Customer receivables, net of allowances	682	663	27	1,372
Other receivables	312	268	(150)	430
Materials, supplies and fossil fuel inventory	759	311	4	1,074
Regulatory assets:
Deferred clause and franchise expenses	112	—	—	112
Derivatives	502	—	—	502
Other	80	—	4	84
Derivatives	10	585	16	611
Other	156	145	9	310
Total current assets	2,649	2,138	85	4,872

Other Assets
Special use funds	2,737	1,130	—	3,867
Other investments	4	214	689	907
Prepaid benefit costs	1,088	—	(67)	1,021
Regulatory assets:
Securitized storm-recovery costs	517	—	—	517
Other	395	—	226	621
Derivatives	2	929	42	973
Other	170	1,479	271	1,920
Total other assets	4,913	3,752	1,161	9,826
Total Assets	$31,816	$23,459	$1,913	$57,188

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary

December 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	—	$(1,369)	$4
Additional paid-in capital	5,464	6,939	(7,186)	5,217
Retained earnings	4,013	4,786	1,077	9,876
Accumulated other comprehensive income (loss)	—	(90)	(64)	(154)
Total common shareholders' equity	10,850	11,635	(7,542)	14,943
Long-term debt	7,483	5,441	7,886	20,810
Total capitalization	18,333	17,076	344	35,753

Current Liabilities
Commercial paper	330	—	1,019	1,349
Short-term debt	—	—	—	—
Current maturities of long-term debt	50	408	350	808
Accounts payable	678	483	30	1,191
Customer deposits	541	6	—	547
Accrued interest and taxes	221	215	28	464
Derivatives	512	571	7	1,090
Accrued construction-related expenditures	261	222	35	518
Other	373	364	15	752
Total current liabilities	2,966	2,269	1,484	6,719

Other Liabilities and Deferred Credits
Asset retirement obligations	1,144	466	1	1,611
Accumulated deferred income taxes	4,593	1,323	(235)	5,681
Regulatory liabilities:
Accrued asset removal costs	2,197	—	—	2,197
Asset retirement obligation regulatory expense difference	1,640	—	—	1,640
Other	416	—	3	419
Derivatives	1	509	31	541
Deferral related to differential membership interests	—	1,203	—	1,203
Other	526	613	285	1,424
Total other liabilities and deferred credits	10,517	4,114	85	14,716
Commitments and Contingencies
Total Capitalization and Liabilities	$31,816	$23,459	$1,913	$57,188

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary

Six Months Ended June 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$592	$472	$4	$1,068
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	243	392	20	655
Nuclear fuel amortization	49	81	—	130
Impairment charges	—	—	—	—
Unrealized (gains) losses on marked to market energy contracts	—	(267)	(3)	(270)
Deferred income taxes	446	18	(91)	373
Cost recovery clauses and franchise fees	73	—	—	73
Equity in (earnings) losses of equity method investees	—	(2)	1	(1)
Distributions of earnings from equity method investees	—	15	—	15
Allowance for equity funds used during construction	(22)	—	(9)	(31)
Gains on disposal of assets - net	—	(67)	—	(67)
Other - net	28	4	97	129
Changes in operating assets and liabilities:
Customer receivables	(127)	38	1	(88)
Other receivables	11	(60)	(8)	(57)
Materials, supplies and fossil fuel inventory	(1)	(5)	—	(6)
Other current assets	(60)	(23)	(3)	(86)
Other assets	(22)	41	(24)	(5)
Accounts payable	51	(64)	1	(12)
Margin cash collateral	—	113	—	113
Income taxes	(75)	44	28	(3)
Interest and other taxes	173	13	6	192
Other current liabilities	(76)	(52)	14	(114)
Other liabilities	(16)	(41)	(23)	(80)
Net cash provided by (used in) operating activities	1,267	650	11	1,928

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary

Six Months Ended June 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,146)	—	—	(2,146)
Independent power and other investments of NextEra Energy Resources	—	(1,456)	—	(1,456)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	3	—	3
Nuclear fuel purchases	(117)	(40)	—	(157)
Other capital expenditures	—	—	(271)	(271)
Change in loan proceeds restricted for construction	—	95	—	95
Proceeds from sale or maturity of securities in special use funds	2,357	580	—	2,937
Purchases of securities in special use funds	(2,416)	(596)	—	(3,012)
Proceeds from sale or maturity of other securities	—	—	174	174
Purchases of other securities	—	—	(203)	(203)
Other - net	27	(12)	—	15
Net cash provided by (used in) investing activities	(2,295)	(1,426)	(300)	(4,021)

Cash Flows From Financing Activities
Issuances of long-term debt	594	295	1,441	2,330
Retirements of long-term debt	(25)	(271)	(350)	(646)
Proceeds from sale of differential membership interests	—	337	—	337
Net change in short-term debt	208	193	(231)	170
Issuances of common stock - net	—	—	372	372
Repurchases of common stock	—	—	(19)	(19)
Dividends on common stock	—	—	(500)	(500)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	240	247	(487)	—
Other - net	1	(28)	(6)	(33)
Net cash provided by (used in) financing activities	1,018	773	220	2,011

Net increase (decrease) in cash and cash equivalents	(10)	(3)	(69)	(82)
Cash and cash equivalents at beginning of period	36	166	175	377

Cash and cash equivalents at end of period	$26	$163	$106	$295

NEER's financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary

Six Months Ended June 30, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$506	$304	$38	$848
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	354	370	16	740
Nuclear fuel amortization	72	59	—	131
Impairment charges	—	51	—	51
Unrealized (gains) losses on marked to market energy contracts	—	87	(1)	86
Deferred income taxes	358	(91)	(111)	156
Cost recovery clauses and franchise fees	(32)	—	—	(32)
Equity in (earnings) losses of equity method investees	—	(29)	—	(29)
Distribution of earnings from equity method investees	—	48	—	48
Allowance for equity funds used during construction	(21)	—	(1)	(22)
Gains on disposal of assets - net	—	(42)	—	(42)
Other - net	1	29	61	91
Changes in operating assets and liabilities:
Customer receivables	(122)	(7)	6	(123)
Other receivables	33	—	80	113
Materials, supplies and fossil fuel inventory	(182)	(38)	6	(214)
Other current assets	(65)	(17)	7	(75)
Other assets	(34)	(45)	(40)	(119)
Accounts payable	147	32	14	193
Margin cash collateral	—	4	—	4
Income taxes	(133)	(88)	315	94
Interest and other taxes	166	24	3	193
Other current liabilities	6	(59)	(11)	(64)
Other liabilities	(18)	(36)	17	(37)
Net cash provided by (used in) operating activities	1,036	556	399	1,991

NextEra Energy, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary

Six Months Ended June 30, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,471)	—	—	(1,471)
Independent power and other investments of NextEra Energy Resources	—	(1,074)	—	(1,074)
Cash grants under the American Recovery and Reinvestment Act of 2009	185	301	—	486
Nuclear fuel purchases	(111)	(48)	—	(159)
Other capital expenditures	—	—	(156)	(156)
Change in loan proceeds restricted for construction	—	—	—	—
Proceeds from sale or maturity of securities in special use funds	1,808	767	—	2,575
Purchases of securities in special use funds	(1,841)	(780)	—	(2,621)
Proceeds from sale or maturity of other securities	—	—	319	319
Purchases of other securities	—	—	(343)	(343)
Other - net	32	37	16	85
Net cash provided by (used in) investing activities	(1,398)	(797)	(164)	(2,359)

Cash Flows From Financing Activities
Issuances of long-term debt	248	384	821	1,453
Retirements of long-term debt	(24)	(330)	(637)	(991)
Proceeds from sale of differential membership interests	—	210	—	210
Net change in short-term debt	554	—	(394)	160
Issuances of common stock - net	—	—	33	33
Repurchases of common stock	—	—	—	—
Dividends on common stock	—	—	(459)	(459)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(400)	33	367	—
Other - net	5	(50)	(8)	(53)
Net cash provided by (used in) financing activities	383	247	(277)	353

Net increase (decrease) in cash and cash equivalents	21	6	(42)	(15)
Cash and cash equivalents at beginning of period	20	165	117	302

Cash and cash equivalents at end of period	$41	$171	$75	$287

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

		Preliminary
	First Quarter	Second Quarter	Year-To-Date

NextEra Energy, Inc. - 2011 Earnings Per Share	$0.64	$1.38	$2.03

Florida Power & Light - 2011 Earnings Per Share	$0.49	$0.72	$1.21
Allowance for funds used during construction	—	0.01	—
Cost recovery clause results, primarily nuclear uprates	0.02	0.03	0.06
New investment and other	0.07	0.09	0.14
Share accretion	—	—	0.01

Florida Power & Light - 2012 Earnings Per Share	0.58	0.85	1.42

NEER - 2011 Earnings Per Share	0.16	0.57	0.73
New investments	0.07	0.03	0.10
Existing assets	(0.11)	(0.09)	(0.21)
Gas infrastructure	0.07	0.01	0.08
Customer supply businesses & proprietary power & gas trading	(0.02)	—	(0.02)
Impairment and other charges in 2011	—	0.08	0.08
Non-qualifying hedges impact	0.39	(0.04)	0.35
Change in other than temporary impairment losses - net	—	0.03	0.03
Other, including interest expense	(0.03)	0.01	(0.01)
Share accretion	—	—	—

NEER - 2012 Earnings Per Share	0.53	0.60	1.13

Corporate and Other - 2011 Earnings Per Share	(0.01)	0.09	0.09
FPL FiberNet	—	—	—
Lone Star Transmission	0.01	0.01	0.02
Other, including interest expense, interest income and consolidating income tax benefits or expenses	(0.01)	(0.11)	(0.09)
Share accretion	0.01	0.01	—
Corporate and Other - 2012 Earnings Per Share	—	—	0.02

NextEra Energy, Inc. - 2012 Earnings Per Share	$1.11	$1.45	$2.57

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

The sum of the quarterly amounts may not equal the total for the year due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary

June 30, 2012	Per Books	Adjusted [1]
Long-term debt, including current maturities,
short-term debt and commercial paper
Junior Subordinated Debentures[2]	$3,103	$1,552
Debentures, related to NextEra Energy's equity units	1,003	1,003
Project debt:
Natural gas-fired assets	570
Wind assets	3,088
Hydro assets	700
Solar	702
Storm Securitization Debt	461
Lone Star Transmission	223
Pipeline Funding	500
Waste Water Bonds	57
Other long-term debt, including current maturities, short-term debt and commercial paper[3]	14,443	14,443
Total debt per Balance Sheet	24,850	16,998
Junior Subordinated Debentures[2]		1,551
Debentures, related to NextEra Energy's equity units		1,003
Common shareholders' equity	15,788	15,788
Total capitalization, including debt due within one year	$40,638	$35,340
Debt ratio	61%	48%

December 31, 2011	Per Books	Adjusted [1]
Long-term debt, including current maturities and
commercial paper
Junior Subordinated Debentures[2]	$2,353	$1,177
Debentures, related to NextEra Energy's equity units	752	752
Project debt:
Natural gas-fired assets	586
Wind assets	3,310
Hydro assets	700
Solar	702
Storm Securitization Debt	486
Lone Star Transmission	108
Pipeline Funding	500
Waste Water Bonds	57
Other long-term debt, including current maturities and commercial paper[3]	13,413	13,413
Total debt	22,967	15,342
Junior Subordinated Debentures[2]		1,176
Debentures, related to NextEra Energy's equity units		752
Common shareholders' equity	14,943	14,943
Total capitalization, including debt due within one year	$37,910	$32,213
Debt ratio	61%	48%

[1] Ratios exclude impact of imputed debt for purchase power obligations. Including the impact of imputed debt for purchase power obligations the adjusted debt ratio would be 49% for both June 30, 2012 and December 31, 2011 respectively.

[2] Adjusted to reflect preferred stock characteristics of these securities (preferred trust securities and junior subordinated debentures).
[3] Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

			Preliminary

	Quarter		Year-to-Date
Periods Ended June 30	2012	2011	2012	2011
Energy sales (million kwh)
Residential	13,460	14,204	24,554	25,641
Commercial	11,448	11,658	21,752	21,511
Industrial	774	815	1,511	1,550
Public authorities	138	137	274	273
Increase (decrease) in unbilled sales	579	1,167	757	585
Total retail	26,399	27,981	48,848	49,560
Electric utilities	583	585	1,083	1,045
Interchange power sales	116	191	271	552
Total	27,098	28,757	50,202	51,157

Average price (cents/kwh) [1]
Residential	10.46	10.66	10.43	10.59
Commercial	8.64	9.06	8.73	9.13
Industrial	6.81	7.40	6.89	7.39
Total	9.51	9.83	9.51	9.82

Average customer accounts (000's)
Residential	4,053	4,030	4,048	4,026
Commercial	511	508	511	507
Industrial	9	9	9	9
Other	3	3	3	3
Total	4,576	4,550	4,571	4,545

End of period customer accounts (000's)	JUN 2012	JUN 2011
Residential	4,051	4,029
Commercial	512	508
Industrial	9	9
Other	3	3
Total	4,575	4,549

1 Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.

	2012	Normal	2011
Three Months Ended June 30
Cooling degree-days	585	590	739
Heating degree-days	7	15	1
Six Months Ended June 30
Cooling degree-days	751	713	859
Heating degree-days	160	269	230

Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature. 2012 data on calendar basis; 2011 data on fiscal basis.